Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Metro Bancorp, Inc.
Harrisburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-87329, No. 333-161114 and No. 333-169683), on Form S-3D (333-178371) and on Form S-8 (No. 333-82083, No. 333-82085, No. 333-87313, No. 333-61634, No. 333-61636, No. 333-122490, No. 333-128382, No. 333-155930, No. 333-155931, No. 333-169684 and No. 333-169712) of Metro Bancorp, Inc. (the “Company”) of our report dated March 15, 2013, relating to the Company’s consolidated financial statements, which appears in this Form 10-K.

/s/ ParenteBeard LLC

Reading, Pennsylvania
March 17, 2014